Exhibit 4.2

EXECUTION COPY

FIRST SUPPLEMENTAL INDENTURE

between

MARITIMES & NORTHEAST PIPELINE, L.L.C.

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

May 14, 2009

7.5% Senior Notes due 2014

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FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE, dated as of May 14, 2009 (this “First Supplemental Indenture”), between Maritimes & Northeast Pipeline, L.L.C.., a Delaware limited liability company (the “Issuer” or the “Company”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”),

W I T N E S S E T H:

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an Indenture, dated as of even date herewith (the “Original Indenture” and, as amended and supplemented by this First Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of one or more series of the Company’s Notes;

WHEREAS, Section 9.01(g) of the Indenture provides that the Issuer and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Notes of a new series;

WHEREAS, the Issuer desires to issue, as the initial series of Notes under the Indenture, $585,000,000 aggregate principal amount of 7.5% Senior Notes due 2014 (the “2014 Notes”), the issuance of which has been authorized by a Management Committee Resolution;

WHEREAS, the Issuer, pursuant to the foregoing authority, proposes in and by this First Supplemental Indenture to supplement and amend the Original Indenture, but only insofar as it will apply to the 2014 Notes; and

WHEREAS, all things necessary have been done to make the 2014 Notes, when issued, authenticated and delivered under the Indenture, the valid obligations of the Issuer, and to make this First Supplemental Indenture a valid and legally binding agreement of the Issuer, in accordance with their and its terms;

NOW, THEREFORE:

In consideration of the premises provided for herein, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of all holders of the 2014 Notes as follows:

ARTICLE 1

THE 2014 NOTES

SECTION 1.1. Designation of Notes; Establishment of Form.

There shall be a series of Notes designated “7.5% Senior Notes due 2014” of the Issuer, and the form thereof shall be substantially as set forth in Exhibit A hereto, which is incorporated into and shall be deemed a part of this First Supplemental Indenture, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as may, consistently with the Indenture, be determined by the officers of the managing member of the Issuer executing such 2014 Notes, as evidenced by their execution of the 2014 Notes.

The 2014 Notes will initially be issued exclusively in the form of one or more Global Notes, and The Depository Trust Company is hereby designated by the Issuer as the Depositary with respect to the 2014 Notes.

SECTION 1.2. Amount, Etc.

The Trustee shall authenticate and deliver 2014 Notes for original issue in an aggregate principal amount of $500,000,000, all upon delivery to the Trustee of a written order by the Issuer for the authentication and delivery of 2014 Notes.

2014 Notes aggregating $500,000,000 shall be issued in the form of a Rule 144A Global Note, and a “zero balance” Regulation S Temporary Global Note shall also be issued for later use.

The authorized aggregate principal amount of 2014 Notes may be increased at any time hereafter and such series may be reopened for issuances of additional 2014 Notes as provided in the last paragraph of Section 2.01 of the Original Indenture, so long as (i) no Event of Default has occurred and is then continuing with respect to the 2014 Notes and (ii) such additional 2014 Notes are fungible for U.S. federal income tax purposes with the 2014 Notes issued on the date hereof so that such additional 2014 Notes will trade as part of a single series with the 2014 Notes issued on the date hereof. The 2014 Notes issued on the date hereof and any additional 2014 Notes that may be issued hereafter shall be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemption and offers to purchase.

Unless the context otherwise requires, all references in the Indenture to the 2014 Notes include the 2014 Notes issued on the date hereof and any additional 2014 Notes that may be issued hereafter.

Any other series of Notes that may be issued under the Indenture after the date hereof shall not vote together with the 2014 Notes as a single series or class on any matters.

SECTION 1.3. Redemption and Repurchase.

There shall be no sinking fund for the retirement of the 2014 Notes or other mandatory redemption or repurchase obligation.

The Issuer, at its option, may redeem the 2014 Notes in accordance with the provisions of the form of the 2014 Notes set forth in Exhibit A hereto and Article Three of the Original Indenture. With respect to the 2014 Notes, the number of basis points referred to in the definition of “Make-Whole Premium” in Section 1.01 of the Original Indenture is 50.

SECTION 1.4. Conversion.

The 2014 Notes shall not be convertible into any other securities.

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SECTION 1.5. Maturity.

The principal of the 2014 Notes shall mature in installments as provided in the form of the 2014 Notes set forth in Exhibit A, and the Final Maturity Date of the 2014 Notes shall be May 31, 2014.

SECTION 1.6. Other Terms of Notes.

Without limiting the foregoing provisions of this Article 1, the terms of the 2014 Notes shall be as provided in the form of the 2014 Notes set forth in Exhibit A hereto and as provided in the Indenture.

ARTICLE 2

MISCELLANEOUS PROVISIONS

SECTION 2.1. Integral Part.

This First Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 2.2. Rules of Construction.

For all purposes of this First Supplemental Indenture:

(a) capitalized terms used herein without definition shall have the meanings specified in the Original Indenture;

(b) the terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this First Supplemental Indenture; and

(c) references to the “Notes” in the definition of “Permitted Refinancing Indebtedness” in the Original Indenture and in the proviso to clause (ii) of Section 4.13 thereof shall be deemed to refer only to the 2014 Notes.

SECTION 2.3. Adoption, Ratification and Confirmation.

The Original Indenture, as supplemented and amended by the First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

SECTION 2.4. Counterparts.

This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

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SECTION 2.5. Benefits of Indenture.

Nothing in this First Supplemental Indenture or in the 2014 Notes, express or implied, shall give to any Person (other than the parties hereto and the holders of the 2014 Notes) any benefit or any legal or equitable right, remedy or claim under the Indenture.

SECTION 2.6. Governing Law.

THIS FIRST SUPPLEMENTAL INDENTURE AND THE 2014 NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK

SECTION 2.7. Supplemental Indenture Controls.

In the event there is any conflict or inconsistency between the Original Indenture and this First Supplemental Indenture, the provisions of this First Supplemental Indenture shall control.

SECTION 2.8. Trustee.

The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture. The recitals and statements herein are deemed to be those of the Issuer and not the Trustee.

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first written above.

MARITIMES & NORTHEAST PIPELINE, L.L.C.

By:	M&N Management Company,
its Managing Member

By:	/s/ Allen Capps
Name:	Allen Capps
Title:	Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By:	/s/ Annie Jaghatspanyan
Name:	Annie Jaghatspanyan
Title:	Vice President

By:	/s/ Wanda Camacho
Name:	Wanda Camacho
Title:	Vice President

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EXHIBIT A

FORM OF NOTE

[FORM OF FACE OF 2014 NOTE]

[INCLUDE IF NOTE IS A REGULATION S TEMPORARY NOTE]

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

[INCLUDE IF NOTE IS A GLOBAL NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.06 OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[INCLUDE IF NOTE IS A RULE 144A GLOBAL NOTE OR ANY CERTIFICATED NOTE ISSUED IN ACCORDANCE WITH SECTION 2.05 OF THE INDENTURE IN EXCHANGE FOR SUCH A GLOBAL NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR

FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”);

(2) AGREES THAT IT WILL NOT, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS NOTE UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE GOVERNING THIS NOTE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

No. [RA- ] [RTRS- ]	$

CUSIP No.	[ISIN ]

MARITIMES & NORTHEAST PIPELINE, L.L.C.

7.5% SENIOR NOTE DUE 2014

MARITIMES & NORTHEAST PIPELINE, L.L.C., a limited liability company duly organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer” or the “Company,” which term includes any successor Person under the Indenture), for value received, hereby promises to pay to                      or registered assigns, the principal sum equal to              Dollars ($            ) [Insert if Note is in a global form—or such other principal sum as shall be set forth in the Schedule of Exchanges of Interests in the Global Note attached hereto], such payment to be made in installments in the amounts and on the Principal Payment Dates indicated in the Installment Payment Schedule attached hereto and to pay interest on the unpaid principal balance hereof from and including May 14, 2009, or from and including the most recent interest payment date (each such date, an “Interest Payment Date”) to which interest has been paid or duly provided for, payable semiannually in arrears on May 31 and November 30 of each year, commencing on November 30, 2009 at the rate of 7.5% per annum until all of the principal hereof shall have become due and payable, and on any overdue principal and any Make-Whole Premium, and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which principal or interest is payable on this Note is not a Business Day, then payment of principal or interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date. The principal or interest installment so payable, and punctually paid or duly provided for on any Scheduled Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes, as defined in the Indenture) is registered at the close of business on the May 15 or November 15 (whether or not a Business Day), respectively, preceding that Scheduled Payment Date (each, a “Record Date”). Any such principal or interest installment not punctually paid or duly provided for on any Scheduled Payment Date shall forthwith cease to be payable to the registered holder on the relevant Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted principal or interest, notice whereof shall be given to the registered holders of this series of Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may then be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture hereinafter referred to. The principal of (and premium, if any) and the interest on this Note shall be payable at the office or agency of the Company maintained for that purpose in accordance with Section 4.02 of the Indenture, in Dollars; provided, however, that [include if Note is in certificated form — such payment may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Note Register or, with respect to a registered holder of $1,000,000 or more in aggregate principal amount of Notes who has delivered a written request to the Trustee at least five (5) Business Days prior to the relevant Scheduled Payment Date electing to have payments made by wire transfer to a designated account in the United States, by wire transfer of immediately available funds to such designated account; provided further, however, that, in either case, the payment of the principal with respect to any such Note due upon redemption or at the Final Maturity Date will be made only upon surrender of that Note to the Trustee] [include if Note is in global form — payment of principal, premium, if any, and interest shall be made by the Company in immediately available funds by wire transfer to the Depositary or its nominee].

No recourse under or upon any obligation, covenant or agreement of the Indenture or this Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any stockholder, Member, Sponsor, employee, manager, Affiliate, officer or director, past, present or future as such, of any stockholder, Member or Sponsor, or of the Company or any predecessor or successor of the Company, either directly or through the Company or any such predecessor or successor of the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and this Note and the obligations issued hereunder are solely obligations of the Company, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the stockholders, Members, employees, managers, Affiliates, officers or directors as such, of any stockholder, Member or Sponsor, or of the Company or of any predecessor or successor of the Company, or any of them, because of the creation of the indebtedness evidenced hereby, or under or by reason of the obligations, covenants or agreements contained in the Indenture or this Note; and that any and all such personal liability of every name and nature, either at common law, in equity or by constitution or statute, of, and any and all such rights and claims against, every such stockholder, Member, Sponsor, employee, manager, Affiliate, officer or director as such, because of the creation of the indebtedness evidenced hereby, or under or by reason of the obligations, covenants or agreements contained in the Indenture or this Note or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of the Indenture and the issuance of this Note.

This Note shall not be entitled to any benefit under the Indenture hereinafter referred to or be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Instrument to be executed.

MARITIMES & NORTHEAST PIPELINE, L.L.C.

By:	M&N Management Company,
its Managing Member

By:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST
COMPANY AMERICAS, as Trustee

By:
Authorized Signatory

Dated:

[FORM OF REVERSE OF NOTE]

7.5% SENIOR NOTE DUE 2014

This Note is one of a duly authorized issue of senior notes of the Company (herein sometimes referred to as the “Notes”), all issued or to be issued in one or more series under and pursuant to an Indenture dated as of May 14, 2009, duly executed and delivered between the Company and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee (the “Trustee”, which term includes any successor trustee under the Indenture), (such Indenture, as amended and supplemented by the First Supplemental Indenture of even date therewith, being referred to herein as the “Indenture”) to which Indenture reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. By the terms of the Indenture, the Notes are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This series of Notes is designated as the “7.5% Senior Notes due 2014” and is initially limited to the aggregate principal amount of $500,000,000.

The Notes of this series may be redeemed in whole or in part (if in part, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair or appropriate (except (i) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, as such requirements shall be certified to the Trustee by the Company in an Officer’s Certificate or (ii) if otherwise required by law)), prior to the Final Maturity Date at the option of the Company, at any time and from time to time, upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of Notes, all as provided in the Indenture, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus the applicable Make-Whole Premium, plus accrued and unpaid interest, if any, on such Notes to, but excluding, the date of redemption.

In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name of the holder hereof upon the cancellation hereof.

In case an Event of Default, as defined in the Indenture, with respect to the Notes of this series shall have occurred and be continuing, the principal of all of the Notes of this series may be declared, and upon such declaration shall become (or, in the case of an Event of Default specified in Section 6.01(a)(iv) or (v) of the Indenture, shall become automatically), due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of the Notes of this series and (ii) certain restrictive covenants, in either case upon compliance by the Company with certain conditions set forth therein.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the Notes of each series affected at the time Outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall (i) change the fixed maturity of any Notes of any series, or alter or waive any of the provisions with respect to the redemption of the Notes, alter or waive any provisions relating to waivers of past Defaults or the rights of Noteholders to receive payments of principal of, or interest or premium, if any, on, the Notes, reduce the principal amount thereof, reduce the rate or extend the time of payment of interest (including default interest) thereon, reduce any premium (including the Make-Whole Premium) payable upon the redemption thereof, waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest on, the Notes (except a rescission of acceleration of the Notes of a series by holders of at least a majority in aggregate principal amount of the then Outstanding Notes of such series and a waiver of the payment default that resulted from such acceleration), change the currency in which any payment on the Notes is payable or impair the right to institute suit for the enforcement of any such payment on or after the date such payment is due, (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, or modify any provision of Section 6.01(c) of the Indenture (except to increase the percentage of the principal amount of Notes required to rescind and annul any declaration of amounts due and payable under the Notes) or (iii) make any change in the amendment and waiver provisions of the Indenture, without the consent of the holder of each Note then Outstanding and affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Notes of a series at the time Outstanding affected thereby, on behalf of the holders of the Notes of such series, to waive any past default or Event of Default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on, any of the Notes of such series as and when the same shall become due by the terms of such Notes, which default may be waived by the unanimous consent of the holders affected. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and of any Note issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered holder hereof on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company designated for such purpose in accordance with Section 4.02 of the Indenture, accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by the registered holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any paying agent and any Note Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Note Registrar) for the purpose of receiving payment of or on account of (subject to Section 2.03 of the Indenture) the principal hereof and premium, if any, and (also subject to Section 2.03 of the Indenture) interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Note Registrar shall be affected by any notice to the contrary.

The Notes of this series are issuable in registered form without coupons in denominations of $100,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Notes of this series so issued are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the holder surrendering the same.

By accepting this Note, the holder will be deemed to have acknowledged and agreed that it has no right as a third party beneficiary to enforce any provision of (i) any material operative document of the Issuer referred to in the offering circular of the Issuer relating to the Notes of this series or (ii) its FERC Gas Tariff, First Revised Volume No. 1.

The laws of the State of New York will govern and be used to construe the Indenture and the Notes.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

TRANSFER NOTICE

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto                                                           whose taxpayer identification number is                                          and whose address including postal/zip code is                              the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                          attorney-in-fact to transfer said Note on the books of the Company with full power of substitution in the premises.

[Include if Note is a Rule 144A Global Note or any certificated Note issued in accordance with Section 2.05 of the Indenture in exchange for such a Global Note:

In connection with the transfer of this Note, the undersigned certifies that:

(Check one)

☐	(a)	This Note is being transferred to a Person the transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A.

☐	(b)	This Note is being transferred outside the United States in compliance with Rule 904 of Regulation S under the Securities Act.

☐	(c)	This Note is being transferred to Maritimes & Northeast Pipeline, L.L.C. or any of its subsidiaries.

☐	(d)	This Note is being transferred pursuant to the exemption from registration provided by Rule 144 under the Securities Act.

☐	(e)	This Note is being transferred in accordance with another exemption from the registration requirements of the Securities Act.

☐	(f)	This Note is being transferred pursuant to a registration statement that has been declared effective under the Securities Act.]

Dated:	Name:
By:
Title:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEED*

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature satisfactory to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a certificated Note, or exchanges of a part of another Global Note or certificated Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

INSTALLMENT PAYMENT SCHEDULE

Installments of principal on the within Note shall be payable on each Principal Payment Date indicated below, and the amount of each such installment shall be calculated as the product of the percentage specified below for such Principal Payment Date multiplied by the original principal amount of such Note (with any fraction of $1.00 being rounded upwards or downwards to the nearest $1.00 as provided in Section 4.01(c) of the Indenture):

Principal Payment Date	Percentage

November 30, 2009	1.91%
May 31, 2010	2.05
November 30, 2010	2.15
May 31, 2011	2.01
November 30, 2011	2.05
May 31, 2012	1.99
November 30, 2012	2.04
May 31, 2013	1.76
November 30, 2013	1.76
May, 31, 2014	82.28

100.00%

A-13